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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                       Exhibit 12 - Statement Regarding Computation
                                                                        of Ratios of Earnings to Fixed Charges

(in thousands, except ratios)
----------------------------------------------------------------------------------------------------------------------
                                                       February 2,            February 3,            January 29,
Fiscal year                                                   2002                   2001                   2000
----------------------------------------------------------------------------------------------------------------------

      Interest                                           $  51,335              $  57,882              $  51,557
      Interest factor in rental expense                     21,478                 21,069                 19,963
      Capitalized interest                                       1                    489                  1,098
----------------------------------------------------------------------------------------------------------------------

(a)   Fixed charges, as defined                          $  72,814              $  79,440              $  72,618

      Earnings before income taxes                       $  56,404              $ (83,669)             $  44,967
      Fixed charges                                         72,814                 79,440                 72,618
      Capitalized interest                                      (1)                  (489)                (1,098)
----------------------------------------------------------------------------------------------------------------------

(b)   Earnings, as defined                               $ 129,217             $   (4,718)             $ 116,487

----------------------------------------------------------------------------------------------------------------------

(c)   Ratio of earnings to fixed charges (b/a)                1.8x                  (0.1x)                  1.6x
----------------------------------------------------------------------------------------------------------------------

(Table Restubbed Below)


(in thousands, except ratios)
----------------------------------------------------------------------------------------

                                                    January 30,           January 31,
Fiscal year                                                1999                  1998
----------------------------------------------------------------------------------------

      Interest                                        $  48,930             $  39,656
      Interest factor in rental expense                  19,052                16,368
      Capitalized interest                                1,020                 1,861
----------------------------------------------------------------------------------------

(a)   Fixed charges, as defined                       $  69,002             $  57,885

      Earnings before income taxes                    $   7,284             $  75,456
      Fixed charges                                      69,002                57,885
      Capitalized interest                               (1,020)               (1,861)
----------------------------------------------------------------------------------------

(b)   Earnings, as defined                            $  75,266             $ 131,480

----------------------------------------------------------------------------------------

(c)   Ratio of earnings to fixed charges (b/a)              1.1x                  2.3x
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